UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 March 19, 2009
                                 --------------

                               Exterra Energy Inc.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its Charter)

          Nevada                   000-52319                     20-5086877
 ---------------------------   -------------------            -----------------
(State or other jurisdiction  (Commission File No.)          (IRS Employer
     of incorporation)                                       Identification No.)


                  701 South Taylor, Suite 440, Amarillo, Texas        79105
                     --------------------------------------         --------
                    (Address of principal executive offices)       (Zip Code)

                                 (817) 594-7868
               --------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01     Completion of Acquisitions or Dispositions of Assets

         On March 13, 2009, the Company completed the acquisition of a profits interest in a saltwater disposal well and lease in the Newark East Field of North Texas, in consideration of the payment of $2,660,607.06 payable in shares of restricted common stock of the Company valued at $.06 a share for a total of 44,343,451 shares.

         The acquisition consisted of a profit interest in the saltwater disposal well that was estimated at approximately $3,000,000.00, over a five year period, by a third party consulting firm upon completion of construction and being fully operational. The Board of Directors Approved the above transaction March 13, 2009, at a Special Director's Meeting and the agreement is attached as an exhibit to this filing.

Item 5.01     Change of Control of the Company

         On March 13, 2009, pursuant to the terms of the asset purchase agreement, the Company purchased a profit interest in a salt water disposal well and lease in the Newark East Field of North Texas, from ROYALCO Oil & Gas Corporation. The purchase price of the asset was $2,660,607.06 U.S. which was payable in the form of restricted common stock of the Company at a price of $.06 per share, the trading value at the time the agreement was agreed to, for a total of 44,343,541 shares.

         Robert Royal, CEO and Director and Todd R. Royal, President and Director of ROYALCO Oil & Gas Corporation, are also CEO, President and Directors of the Company. Prior to the purchase Mr. Robert Royal, Mr. Todd R. Royal or ROYALCO Oil & Gas Corporation owned no stock in the Company. Subsequent to the purchase, ROYALCO Oil & Gas Corporation owns 44,343,541 shares of the common stock of the Company. Mr. Robert Royal and Mr. Todd R. Royal, are the major stockholders of ROYALCO Oil & Gas Corporation. The shares issued in this transaction represent 59% of the outstanding stock of the Company.

         Control of the Company was previously held by Ray Ledesma who directly or indirectly owned an aggregate of 40.62% of the Company's issued and outstanding shares prior to the issuance of the 44,343,541 shares. Mr. Ledesma's shares (8,112,500) now equal 11% of the shares of outstanding common stock of the Company.

Item 8.01     Other Events

         The Company has moved its Executive Offices to 701 South Taylor, Suite 440, Amarillo, Texas 79105 from 1717 St. James Place, Suite 205, Houston, Texas 77056. The Company maintains other offices at 4906 Mineral Wells Hwy, Weatherford, Texas 76088, and 1717 St. James Place, Suite 250, Houston, Texas, 77056.



Item 9.01.    Financial Statements and Exhibits.

         (a)      Not applicable.
         (b)      Not applicable.
         (c)      Not applicable.
         (d)      Exhibits

Exhibit No.         Description
-----------         -----------

10.8 Exchange Agreement By and Between Exterra Energy Inc. and ROYALCO Oil & Gas Corporation Dated March 13, 2009

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            EXTERRA ENERGY INC.


                                            /s/  Robert Royal
                                            ----------------------------------
                                                 ROBERT ROYAL
                                                 Chief Executive Officer

                                                     Dated: March 19, 2009